Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-260460) pertaining to the 2020 Stock Incentive Plan, 2021 Stock Incentive Plan, and 2021 Employee Stock Purchase Plan of Xilio Therapeutics, Inc. of our report dated March 1, 2022, with respect to the consolidated financial statements of Xilio Therapeutics, Inc. included in this Annual Report (Form 10-K) of Xilio Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Boston, Massachusetts
March 1, 2022